Consent of Independent Registered Public Accounting Firm

To

BRF S.A.

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated April 18, 2024, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of BRF S.A. on Form 20-F for the year ended December 31, 2023. We consent to the incorporation by reference of said reports in the Registration Statement of BRF S.A. on Form F-3 (File No. 333-262202).

/s/ Grant Thornton Auditores Independentes Ltda.

São Paulo, Brazil

April 18, 2024